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                                                               Exhibit (3)(a)
                                                               --------------
April 22, 2002


GE Life and Annuity Assurance Company
6610 W. Broad Street
Richmond, Virginia 72572


Re:  GE Life and Annuity Assurance Company
     GE Life & Annuity Separate Account II
     Post-Effective Amendment No. 1
     1933 Act File No. 333-72572

Ladies and Gentlemen:
I have served as Counsel to GE Life and Annuity Assurance Company (the "Company") and its GE Life & Annuity Separate Account II (the "Separate Account") in connection with the registration of an indefinite number of securities in the form of Flexible Premium Single Life and Joint and Last Survivor Variable Life Insurance Policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined Post-Effective Amendment No. 1 to the Registration Statement on Form S-6, including all related documents and exhibits, and reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

  1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is duly authorized to sell and issue life insurance and annuity contracts.

  2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the Commonwealth of Virginia.

  3. The issuance and sale of Flexible Premium Single Life and Joint and Last Survivor Variable Life Insurance Policies have been duly authorized by the Company. The Policies, when issued and sold in the manner stated in the Registration Statement, will be legal and binding obligations of the Company in accordance with their terms, except that clearance must be obtained, or the Policies must be approved, prior to the issuance thereof in certain jurisdictions.

  4. To the extent so provided under the Policies, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that the Company may conduct.
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April 22, 2002
Page 2


I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement filed on Form S-6 for the Company and the Separate Account.


Very truly yours,

/s/ Heather Harker

Heather Harker
Vice President, Associate General Counsel and Assistant Secretary